EXHIBIT 99

FORM 4 JOINT FILER INFORMATION
Names of Joint Filers:
Canaan X L.P.
Canaan Partners X LLC

Address of Joint Filers:
c/o Canaan Partners
2765 Sand Hill Road
Menlo Park, CA 94025

Designated Filer:
Canaan X L.P.

Issuer and Ticker Symbol:
Iterum Therapeutics plc [ITRM]
Date of Event:
May 30, 2018

Signatures of Joint Filers:
Canaan X L.P.
  By: Canaan Partners X LLC, its General Partner
   By: /s/ Janine MacDonald
        Attorney-in-Fact
Canaan Partners X LLC
 By: /s/ Janine MacDonald
        Attorney-in-Fact